Exhibit 10.1
FM AMENDMENT TO THE REMOTE PROCESSING AGREEMENT
BETWEEN
SUNGARD FINANCIAL SYSTEMS LLC
AND
PENSON FINANCIAL SERVICES, INC.
This FM Amendment (“FM Amendment”) is dated September 25, 2008 (the “FM Amendment Effective Date”) and is made to that certain Remote Processing Agreement between SunGard Financial Systems LLC, formerly known as SunGard Financial Systems Inc. (“SunGard”), and Penson Financial Services, Inc. (“Customer”) dated July 10, 1995 and amended as further described below.
BACKGROUND
SunGard and Customer are parties to that certain Remote Processing Agreement dated July 10, 1995, as amended by Amendments dated March 27, 2002, August 1, 2002, September 17, 2004, August 1, 2005, August 15, 2005, July 25, 2006, July 23, 2007 and November 12, 2007 (hereinafter collectively referred to as the “Processing Agreement,” the “Agreement” or the “RPA”).
SunGard and Customer desire to modify the terms of the Processing Agreement to add additional products and/or services, pursuant to the terms and conditions thereof.
Now, therefore, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein and in the Processing Agreement, the parties hereto, intending to be legally bound, agree as follows:
1.	Facilities Management Services. The Processing Agreement is hereby amended to add the following provisions:
1.1     (a) Commencing on the FM Transition Date (as defined below), subject to the terms and conditions set forth in the Processing Agreement and this FM Amendment, SunGard shall provide, and Customer shall use, the facilities management services described in this Section 1, including:
1.	a dedicated HP non-stop processing platform for the core Phase 3 application; and

2.	the following shared resources:
a.	CNESS Line

b.	MQ transmission

c.	San storage

d.	Data Express warehousing for downloads

e.	NSCC / DTC external interface connection

f.	Recourses to manage the environments

g.	Price files
(collectively, the “FM Services”) SunGard provides to Customer.
     (b) SunGard shall provide the FM Services at a SunGard facility located in Massachusetts or a replacement facility (“Designated SunGard Facility”) via SunGard’s computer equipment dedicated to Customer’s exclusive production use (“Dedicated SunGard Computer”) and test environment located on the Phase3 Disaster Recovery System. If SunGard relocates the Dedicated SunGard Computer to a replacement facility outside of the states of Massachusetts or Minnesota and this relocation of the Designated SunGard Facility results in either: (a) for those processes that average 30 seconds or more for latency, an increase in latency greater than 10%, including data replication or trade upload delays or (b) for those processes that average less than 30 seconds for latency, an increase in latency greater than 50%, then such latency shall be deemed an Error under this Agreement.
     (c) SunGard shall provide up to three production firms (“Designated Firms”) and three test firms (collectively, the “Test Environment”) as part of the FM Services. The Designated Firms currently are identified as firms 07, 77, and 87. Customer has the right to repurpose each firm, provided that any new business processed on the repurposed firm is similar in business mix with the existing business on that firm.
1.2 Transition Project Plan.
     (a) The plan for completing the transition of Customer’s data processing operations from SunGard’s service bureau computer to the Dedicated SunGard Computer (“Transition Project Plan”) is set forth on Exhibit A.
     (b) During the transition period (“Transition Period”), commencing as of the FM Amendment Effective Date and ending on the earlier of the date Customer begins utilizing the FM Services or 45 calendar days after the date on which SunGard makes the FM Services available for live processing on the Dedicated SunGard Computer (“FM Transition Date”), SunGard and Customer will reasonably cooperate in executing their obligations under the Transition Project Plan, to ensure that such transition will occur according to the Transition Project Plan.
1.3 Transition Assistance. Both parties acknowledge that they have certain important responsibilities under this FM Amendment, and that either party’s ability to properly perform its obligations hereunder in a timely manner may be, in part, dependent upon the other party’s proper and timely performance of its obligations hereunder. Both parties agree to use their commercially reasonable efforts to staff their respective project teams with qualified personnel. Both parties agree to commit reasonable management support for the efficient migration of Customer to the Dedicated SunGard Computer in compliance with a mutually agreed Transition Project Plan.
1.4 Data Processing and Related Services. After the FM Transition Date, SunGard will operate the System to process Customer’s production data on the Dedicated SunGard Computer. Except as otherwise agreed by the parties, SunGard will use the Dedicated SunGard Computer exclusively to process Customer’s production data and provide the services described in this FM Amendment and the Processing Agreement. After the FM Transition Date references to System shall mean the System using the Dedicated SunGard Computer, and System Services shall include the FM Services.
1.5 Communications. All communications services relating to the FM Services from the Designated SunGard Facility through the SunGard-owned and managed device located at Customer’s location which connects to Customer’s internal network (“SunGard Managed Router”) provided hereunder shall be provided by SunGard at Customer’s sole cost and expense. Customer will be solely responsible from the point after the SunGard Managed Router into the Customer’s environment, and SunGard will have no responsibility to resolve System failure or problems to the extent caused by such Customer maintained communications lines, circuits and equipment. SunGard will promptly inform Customer if SunGard becomes aware of a problem with the System caused by communications lines, dedicated circuits or other equipment maintained by Customer.

2.	Dedicated Hot-site Services. The Transition Project Plan will provide for a date that the dedicated Phase3 hot-site recovery system (“Phase3 Disaster Recovery System”) is expected to be available to Customer for backup of Customer’s data of its Designated Firms and for cutover during a Business Outage Event (as defined below). SunGard shall make the Test Environment available on the Phase 3 Disaster Recovery System no later than five business days after the FM Transition Date. SunGard will provide notice to Customer when SunGard makes the dedicated Phase3 Disaster Recovery System available to Customer (“Hot-site Availability Date”) for backup of Customer’s data on its Designated Firms. Beginning on the Hot-site Availability Date, SunGard shall provide a dedicated Phase3 Disaster Recovery System for backup of Customer’s data on its Designated Firms at an alternate location in the United States (“Disaster Recovery Site”) as further described below:
2.1 Business Outage Event. A “Business Outage Event” means a problem with Customer’s Designated Firms meeting the following criteria: (i) the problem is caused by hardware used by the Phase3 system or the site at which such hardware resides, software provided to Customer by SunGard or any connectivity for which SunGard is responsible; and (ii) the problem is reasonably likely to be resolved by a cutover to the Phase3 Disaster Recovery System; and the problem is likely to result in any of the following: (a) a materially significant adverse impact on Customer’s ability to perform business functions for which Customer uses the Phase3 system; or (b) a materially significant adverse impact on Customer’s ability to conduct its business under its normal operating environment.
2.2 Cut-Over. In the event that SunGard becomes aware of a Business Outage Event, SunGard shall immediately begin to work to correct the Business Outage Event. If SunGard cannot correct the Business Outage Event within 90 minutes of the initial onset of the Business Outage Event, and a Cut-over will solve the outage, the Business Outage Event will be considered a “Declared Disaster.” SunGard will use reasonable efforts to notify Customer of the commencement of the Declared Disaster. At that point unless Customer objects, SunGard, through its system resources, will start the process to cut-over Customer’s Designated Firms to the Phase3 Disaster Recovery System (a “Cut-over”). Customer will be responsible (except to the extent that Customer uses an affiliate of SunGard for network system access) to have network system access available upon SunGard’s completion of the Cut-over and also to perform an application checkout process upon SunGard’s completion of the Cut-over. The SunGard system will be designed to achieve a Cut-over within no more than 90 minutes after a Declared Disaster
2.3 Fallback. When SunGard reasonably believes that the problems which caused the Business Outage Event have been corrected, SunGard and Customer shall work together in an attempt to perform the “fallback” system transfer from the Phase3 Disaster Recovery System back to the principal processing system at the primary production site. Once the “fallback” system transfer is complete, Customer will perform an application checkout process to reasonably determine that it is able to conduct business under its normal operating environment and will provide written acknowledgment that such “fallback” system transfer is successfully completed.
2.4 Tests. SunGard will perform, in coordination with Customer, an annual test of the Phase3 Disaster Recovery System procedures. Customer will be provided the results of each such test. SunGard will schedule an “inquiry only” test at a mutually agreed date, but in no event later than twenty (20) days, after Hot-site Availability Date to demonstrate connectivity and that the hot-site databases are current.
3.	Term and Termination. This FM Amendment shall be effective on the FM Amendment Effective Date. The Processing Agreement is amended such that it shall continue for a period of five (5) years following the FM Transition Date, such five-year period being the “FM Term,”

unless and until terminated in accordance with Section 8 or any other section of the Processing Agreement. The “Expiration Date” shall be the last day of the FM Term.

4.	Schedule C1. Effective as of the FM Transition Date, Schedule C1 of the Processing Agreement is hereby replaced by the new Schedule C1 attached hereto.
5. Assignment and Processing of New Business. Section 9.3 of the Processing Agreement is hereby amended by deleting the paragraphs beginning “In the event that Customer chooses to process trades. . . “ and “The parties acknowledge that fees under this Agreement have been established based on the mix and types of business processed by Customer. . . .” in their entirety and adding the following at the end of the Section:
a.)	In the event that Customer chooses to process trades for a then current customer of SunGard’s Phase 3 System (“Acquired Entity”) then Customer may process such Acquired Entity’s trades under the terms of the agreement the Acquired Entity had maintained with SunGard until Customer and SunGard have mutually agreed to the terms and fees payable by Customer (honoring any trade rates and minimums in the existing Acquired Entity’s Phase 3 agreement) to process such business under this Agreement. In the event the parties do not reach mutual agreement as to the fees payable for such Acquired Entity within thirty (30) calendar days of the date Customer notifies SunGard in writing of such acquisition, Customer may choose to process such Acquired Entity’s trades on a system other than Phase 3 and/or other SunGard systems.

b.)	The parties acknowledge that fees under this Agreement have been established based on the mix and types of business processed by Customer as of the date hereof, which is predominately correspondent clearing in US equities and options on US equities (and, notwithstanding the forgoing date to the contrary, also inclusive of business acquired by the Company by acquisition prior to the date hereof) (collectively, the “Standard Business”). During the course of this Agreement, if there is a material change in such mix of Customer’s processing on the System, then solely with respect to the portion of the new business that has changed, that change shall be referred to as “Non-Standard Business.”

c.)	If there is any new Non-Standard Business to be added to the System, then the parties shall negotiate in good faith to establish a new fee structure for such Non-Standard Business. In the event the parties are not able to mutually agree to the fees payable for such Non-Standard Business within thirty (30) calendar days of the date SunGard notifies Customer in writing of the material change in Non-Standard Business, then Customer is authorized to process such business on the Phase 3 System at the rate for Non-Standard Business or, optionally, Customer may choose to process such business on a system other than Phase 3 and/or other SunGard systems.

d.)	In any month, if the ratio of Customer Account Positions (as defined below) are greater than *** and if the ratio of Customer Account Positions to Three Month Average Transactions (as defined below) is greater than *** (the “Allowable Positions”), then such excess shall be deemed “ Position Non-Standard Business “ and Customer will pay SunGard for such each position of such overage at the rate for Position Non-Standard Business in Schedule C1. “Three Month Average Transactions” will mean the average of the Average Daily Transactions on the system for the current month and the prior two months. For example if Average Daily Transactions for three months are ***, ***, and *** then the Three Month Average Transactions at the end of the third month is ***. “Customer Account Positions”

will mean the daily average of the Customer account positions maintained on the System during the current month and the immediately preceding month.

e.)	In any month, if the ratio of average daily fixed income trades for such month to the Average Daily Transactions for the same month is greater than *** (the “Allowable Fixed Income Transactions”) then such excess Transactions shall be deemed “Higher Fee Non-Standard Business Transaction” for such month. In addition, with respect to each Transaction that is processed utilizing Phase3’s “Funding System” such Transaction will also be deemed a Higher Fee Non Standard Business Transaction. For each Transaction that is a Higher Fee Non-Standard Business Transaction Customer shall pay SunGard at the rate for Higher Fee Non-Standard Business in Schedule C1.

f.)	Notwithstanding anything to the contrary in the Agreement, Customer may process trades on a system other than Phase3 and/or other SunGard systems for any entity or business that Customer acquires after the date hereof that is not a current customer of SunGard.
6.	SLA.
6.1 Section 6 of the Amendment dated July 25, 2006 is hereby deleted and replaced with the following:
SunGard and Customer have amended the existing Phase3 Service Level Addendum (“SLA”) that defines minimum service levels for certain critical business functions related to processing on the Phase3 System. Effective on the FM Transition Date the maximum monthly SLA fee credit shall be increased as described in Section 6.3 of the FM Amendment.
6.2 Schedule E, Section II A (iv) of the Amendment dated July 23, 2007 is hereby deleted and replaced with the following:
Effective beginning on the FM Amendment Effective Date and until the FM Transition Date, the maximum aggregate amount of Service Level Credits to be granted hereunder with respect to Service Level Problems occurring in any calendar month shall be no greater than ***% of the then Calculation Amount for the month in which the service level issues occurred. Effective beginning on the FM Transition Date, the maximum aggregate amount of Service Level Credits to be granted hereunder with respect to Service Level Problems occurring in any calendar month shall be no greater than ***% of the then applicable Locked In Minimum FM Fee (as defined in Schedule C1) for the month in which the service level issues occurred; provided that Service Level Credits will not be provided and the SLA is not effective: (a) unless and until Customer is locked into Tier 2 (as defined in Schedule C-1 of the FM Amendment) or greater; and (b) for any day where Customer’s Transaction volume exceeds by more than one Tier the first line of its then current Locked In Tier stated on the table in Schedule C1.

7.	Calculation Amount. Section 8.2(b) of the Processing Agreement is hereby deleted and replaced in its entirety with the following:
Customer acknowledges that SunGard has made significant concessions on its fees in this FM Amendment, that the parties’ reasonable expectations of SunGard’s profits under this Agreement are greater than can be accounted for by the FM Fees, and that it would be extremely difficult to measure in advance what SunGard’s actual profits under this Agreement will be. Therefore, the parties have expressly agreed that under certain circumstances set forth below Customer will, at its option, either pay SunGard the required monthly Calculation Amount (“Ongoing Payment Option”) until the end of the FM Term (or the end of any agreed to Renewal Term) or a defined lump sum termination fee calculated as set forth below as a reasonable estimate of SunGard’s profits under this Agreement and as liquidated damages and not as a penalty. Accordingly, if there is any termination of this Agreement on the part of Customer before the End of the FM Term or the end of the applicable Renewal Term for any reason other than a material uncured (which cure shall have been effected as required in the Agreement) default (which default shall include any material breach of any material provision of the Agreement) by SunGard, Customer will pay to SunGard the Calculation Amount (as defined below) multiplied by the number of months (with a one time adjustment for the number if days in any incomplete monthly period) between the effective date of termination. As used in this Section, the “Calculation Amount” shall mean the greater of *** or *** for the 12 months prior to the event described in this Section 8.2(b).
8.	Non-Solicitation. The Processing Agreement is hereby amended by adding the following new section:

“SunGard agrees that that it will instruct and cause any SunGard Competing B/D (as defined below) not to solicit Penson Correspondents intentionally, directly or selectively during the term of the Agreement (currently the FM Term). Customer’s sole remedy, and SunGard’s sole liability, for breach of the foregoing is that Customer may terminate the Agreement by furnishing, within 90 days of the occurrence of such breach, SunGard with written notice of its exercise of its termination right, stating a fixed termination date within twelve (12) months from the date of the notice. For the purposes of this Section, “SunGard Competing B/D” shall mean a broker dealer firm acquired by SunGard or an affiliate of SunGard (and only for so long as that the SunGard Competing B/D remains an affiliate of SunGard) that provides trade clearing services to third parties.”
     (a) An affiliate of SunGard will be deemed an affiliate of SunGard only if it is a subsidiary of SunGard Data Systems Inc.

     (b) For the purposes of this Section, “soliciting a Penson Correspondent” shall only occur if the SunGard Competing B/D enters into an agreement with and clears the cash equity trades of an Identified Penson Correspondent (as defined below), when immediately prior to such agreement with and clearing by the SunGard Competing B/D the trades of such Penson Correspondent to be cleared by the SunGard Competing B/D had been cleared by Customer. For the avoidance of doubt, providing other services such as execution, market data, compliance or clearance of securities other than cash equities, shall not be deemed to be covered by this Section.
     (c) “Penson Correspondent” shall mean a Correspondent Broker of Customer, as identified on the monthly report of Customer’s correspondents that will be generated from the information in the Phase 3 System by SunGard, whose trades Customer clears under this Agreement but, with respect to a correspondent broker that clears a portion of its trades through one or more different clearing firms (other than Customer under this Agreement) only that portion of the Correspondent Broker whose trades are cleared through Customer; provided an entity shall not be deemed a “Penson Correspondent” if that entity clears, or had cleared its trades through a SunGard Competing B/D either immediately prior to entering into a clearing relationship with Customer or within four months prior to the solicitation.
     (d) “Correspondent Broker” shall mean a broker/dealer that introduces the trade to Customer for clearance and, for purposes of clarity, does not mean a customer of such broker/dealer.
     (e) “Identified Penson Correspondent” shall mean a Penson Correspondent, with respect to whom, the SunGard Competing B/D has NOT, in good faith, relied on a written statement from the Penson Correspondent to the effect that Penson is not its clearing broker for the trades to be cleared by such SunGard Competing B/D.
9.	Miscellaneous. Except as expressly amended hereby, the provisions of the Processing Agreement shall remain in full force and effect. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Processing Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this FM Amendment as of the date first above written.

SUNGARD FINANCIAL SYSTEMS LLC		PENSON FINANCIAL SERVICES, INC.

By:	/s/ Gerard Murphy	By:	/s/ Philip A. Pendergraft

Name:	Gerard Murphy	Name	Philip A. Pendergraft

Title:	President	Title:	Executive Vice President

Date:	September 25, 2008	Date:	September 25, 2008

SCHEDULE C-1
TO REMOTE PROCESSING AGREEMENT
Processing Agreement Date of June 10, 1995,
as amended
CERTAIN BUSINESS TERMS
Outlined below are Services Fees effective upon the FM Transition Date (These fees are for Customer’s Designated Firms only.)
1. Facilities Management (“FM”) Transaction Fees for Standard Business: Effective upon FM Transition Date, the following FM Fees will apply.
Penson Monthly FM Fees
If Locked in to Tier 1

	Average Daily Transactions		Locked In Minimum
Tier	From	To	FM Fee	Per Transactions Fee
1	0	***	***
2	***	***		***
3	***	***		***
4	***	***		***
5	***	***		***
6	***	and above		***
If Locked in to Tier2

	Average Daily Transactions		Locked In
Tier	From	To	Minimum FM Fee	Per Transaction Fee
2	—	***	***
3	***	***		***
4	***	***		***
5	***	***		***
6	***	and above		***
If Locked in to Tier 3

	Average Daily Transactions		Locked In FM
Tier	From	To	Minimum Fee	Per Transaction Fee
3	—	***	***
4	***	***		***
5	***	***		***
6	***	and above		***

If Locked in to Tier 4

	Average Daily Transactions		Locked In FM
Tier	From	To	Minimum Fee	Per Transaction Fee
4	—	***
5	***	***		***
6	***	and above		***
If Locked in to Tier 5

	Average Daily Transactions		Locked In FM
Tier	From	To	Minimum Fee	Per Transaction Fee
5	—	***	***
6	***	and above		***
Average Daily Total Transactions” is defined as the sum of trades, cancels and rebills of trades, executions, and cancels and rebills of executions submitted to Phase3 by Customer. The average-price trades created by the Phase3 trade compression process are excluded.
Monthly FM Fee structure:
a.	Initial Lock In Tier”

•	The initial Locked in Tier shall be Tier 1 and the initial Locked In Minimum FM Fee is $***

b.	Locking into a higher Tier

•	If Customer elects to lock-in the next higher tier, then Locked in Tier shall be such next higher tier and the Locked In Minimum FM Fee shall be the Locked In Minimum Fee associated with such higher tier.

•	If Customer maintains 3 consecutive months of average daily transactions that is three tiers above the currently Locked In Tier, then the next higher tier above the currently Locked In Tier will automatically lock in and become the Locked in Tier and the Locked In Minimum FM Fee shall be the Locked In Minimum Fee associated with such higher tier. For example, if Customer is currently locked into Tier 1 and then experiences 3 consecutive months where the average daily transactions volume exceeds *** (tier 4) then the Tier 2 minimum FM Fee ($***) will become the new Locked In Minimum FM Fee for the remainder of the Agreement or until a higher tier is locked in.

If Customer maintains 6 consecutive months of average daily transactions of a tier greater than the current locked in tier then the then such higher tier will automatically lock in and become the Locked in Tier and the Locked In Minimum FM Fee shall be the Locked In Minimum Fee associated with such higher tier. For example, if Customer is currently locked into Tier 1 and then experiences 6 consecutive months where the average daily transactions volume exceeds ***, then Tier 3 minimum FM Fee ($***) will become the new Locked In Minimum FM Fee for the remainder of the Agreement.

c.	Transactions Not Exceeding Locked In Tier:

•	For any month, if the average daily transactions volume does not exceed the high number of transactions in the first line of the relevant Locked In Tier then the Monthly FM Fee shall be equal to the Locked In Minimum FM Fee for such tier.

Example: *** average daily transactions for a month and the Locked In Tier is Tier 1, this would result in a monthly fee of $*** (the Locked In Minimum Monthly Fee for Tier 1).
Example: *** average daily transactions for a month and the Locked In Tier is Tier 2, this would result in a monthly fee of $*** (the Locked In Minimum Monthly Fee for Tier 2).
d.	Transactions Exceeding Locked In Tier:

•	For any month, if the average daily transactions volume exceeds the high number of transactions in the first line of the relevant Locked In Tier then the Monthly FM Fee shall be equal to the Locked In Minimum FM Fee for such tier plus the per transactions fee for the relevant portion(s) of such excess.
Example: *** average daily transactions for a month and the Locked In Tier is Tier 1, would result in a monthly fee of $*** ($*** + (1 transactions* $*** * 21 business days) assumes 21 business days in the month.)
Example: *** average daily transactions for a month and the Locked In Tier is Tier 1, would result in a monthly fee of $*** ($*** + (*** transactions * $*** * 21 business days) assumes 21 business days in the month.)
Example: *** average daily transactions for a month and the Locked In Tier is Tier 1, would result in a monthly fee of $*** ($*** + (*** transactions * $*** * 21 business days) + (*** transactions * $*** * 21 business days) (assumes 21 business days in the month.)
Example: *** average daily transactions for a month and the Locked In Tier is Tier 2, would result in a monthly fee of $*** ($*** + (*** transactions * $*** * 21 business days) + (*** transactions * $*** * 21 business days) + (*** transactions * $*** * 21 business days) assumes 21 business days in the month.)
2.	Fees for Non-Standard Business
Processing Fees for Non-Standard Business.
i.)	For all Position Non-Standard Business (as defined in Section 9.3 of the Agreement as added by Section 5.e of the FM Amendment) Customer shall pay a monthly per position fee of *** cents per position. For example if Average Daily Transactions for three months are ***, ***, and *** then the Three Month Average Transactions at the end of the third month is *** and the Allowable Positions for the third month is *** (calculated as follows *** * ***). If the Customer Account Positions (as defined in Section 9.3 of the Agreement as added by Section 5.e of the FM Amendment) for that third month is *** then the monthly charge for that month for Position Non-Standard Business will be $*** ( *** — *** = *** * $***)

ii.)	For each transaction that is a Higher Fee Non-Standard Business transaction (as defined in Section 9.3 of the Agreement as added by Section 5.e of the FM Amendment) Customer will pay a fee of *** cents per transaction.

iii.)	For all other Non-Standard Business transactions Customer shall pay a fee of *** cents per transaction.

3.	Professional Services Rates for Virtual Resources Team.

Product Manager / Project Manager	$*** per hour
Business Analyst	$*** per hour
Programmer	$*** per hour
India Located Computer Operations /
Batch Specialist	$*** per hour
Non-India Located Computer Operations /
Batch Specialist	$*** per hour

Semi-annual Minimum Professional Services Virtual Resources Team Fee = $***
i.	Customer hereby commits to a semi-annual minimum professional services fee of $*** in development / consulting work to be performed by a “Virtual Resources Team” (exclusive of costs and expenses). For purposes of the foregoing commitment, the term “semi-annual” shall mean the first six calendar months from the FM Transition Date and each six calendar month period thereafter. The Virtual Resources Team shall consist of a team of developers and business analyst employees of SunGard with reasonably appropriate levels of experience for the relevant project providing work on Customer approved projects at the rates stated above. All work will be completed in a professional and workmanlike manner, will comply with the terms of any mutually agreed upon statements of work and will be reasonably satisfactory to Customer. Any travel expenses shall be reasonable and pre-approved by Customer and all invoices shall be reasonably detailed. In no event shall this Amendment or the obligation to purchase professional services hereunder be deemed in any way to relieve SunGard of providing Customer the development resources detailed in the Amendment to the Processing Agreement dated July 23, 2007 or require Customer to pay the rates set forth above for the services in such Amendment.

ii.	SunGard will invoice Customer monthly for an amount equal to the actual number of hours of work performed multiplied by the applicable rates. If the total number of hours performed during any semi-annual period is less than *** hours, then at the end of such Semi-Annual period Customer shall pay a true-up in the amount of the shortfall in hours times the rates stated above. In the event Customer is falling short of the required hours in a six-month period, Customer may not request more than *** hours of work in a given month without at least 60 days prior written notice. If the adequate notice described in the prior sentence is provided and SunGard is unable to provide the *** hours of resource time for the given month and the hours still fall short through no fault of Customer, SunGard shall then not penalize Customer with said “true up” for such shortfall for such month.

iii.	Customer must utilize all committed resources within each semi-annual period, and unused resources will not be “carried over” to the next semi-annual period.

4.	Phase3 Test Firms (Designated Firms)	=	Monthly fee waived

5.	Phase3 Report Viewer Fees (Designated Firms)	=	Monthly fee waived

6.	STN Settlements SWIFT

i. Monthly Minimum Fee = $***

Per Messaging Pricing Schedule

0 — ***         $ ***
*** —***      $ ***
*** & above   $ ***
The per-message pricing shall apply to transactions for the month within the relevant range. For example, if Penson has *** SWIFT messages, the aggregate fee for the month shall be $*** plus $*** for such *** messages (made up of: $*** for the first ***, $*** for the next *** and $*** for the next ***).
ii. Effective January 1, 2009 Customer will have ability to terminate its use of the STN Settlement SWIFT and the STN Settlements SWIFT Fees by providing at least 90 days advance written notice to SunGard.
iii. New STN interfaces at quote
7. [RESERVED]
8.	Alert Interface Fees (per existing Amendment Pricing & Terms still in effect dated November 12, 2007)
Monthly Fee =     $ ***
Onetime Fee=      $ ***
9.	Data Replication Services

Monthly Fee for up to 40 existing files = $***

New files or previously non-replicated data elements may be added for a reasonable one-time fee not to exceed $***.

10.	STN CMU Application -Corporates, Muni’s, & UIT’s (per existing Amendment dated September 17, 2004)

Monthly Fee = $***

11.	Phase3 Training

Customer will commit to contract with SunGard for additional Phase3 Training at a minimum fee of $5,000 annually. Outlined below are the standard training options for Customer consideration.

a.	Access to four Online Phase3 modules $*** Per Year
(5 users access per module per month * 4 modules * $*** per module)

b.	Attend two standard one-day training seminars $*** Per Year
(2 users per seminar * 2 seminars * $*** per user at SunGard Training Facility)

c.	Attend two standard two-day training seminars $*** Per Year
(2 users per seminar * 2 seminars * $*** per user at SunGard Training Facility)

d.	Attend two standard one-day training seminars $*** Per Year

(2 users per seminar * 2 seminars * $*** per user at Customer location(s)) Instructors’ T&E is an additional cost

e.	Attend two standard two-day training seminars $*** Per Year
(2 users per seminar * 2 seminars * $*** per user at Customer location(s))
Instructors’ T&E is an additional cost
12.	Equipment and additional items not included in above charges (upon use or request)

Additional programming and developments	Quote
ENFORMS & Blue Sheets	$150 per request
Additional sets User Manuals	$150 per manual
Muni —bond pricing	Quote
Equipment & Tapes	Quote
IRS Year-end Processing	Cost + 10%
Attunity Product	Quote
Communications / Networking (lines, modem, etc.) Current network configuration = $*** per month subject to change based on customer requirements.

13.	GMI. Customer will consider in good faith to use GMI for its processing of Customer’s futures business subject to the product being more useful and better priced as products of competitors.

14.	Third-Party Fees. Customer will pay any and all applicable fees for third party services for which SunGard has received prior written approval from Customer. Such services will be invoiced to Customer on the SunGard monthly invoices (including market data pricing, telecomm and other communications charges).

15.	FIX Gateway. = Monthly fee waived.